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                                                                     Exhibit 5.1

                 [HENDERSON, DAILY, WITHROW & DEVOE LETTERHEAD]

                               November 16, 1998

Central Newspapers, Inc.
200 East Van Buren Street
Phoenix, Arizona 85004

Ladies and Gentlemen:

     In connection with the sale by a certain selling shareholder of up to 1,336,850 shares of Class A common stock, no par value ("Common Stock") of Central Newspapers, Inc. (the "Company"), including 174,372 shares to be sold by the Selling Shareholder in the event of exercise of an over-allotment option by the underwriters, we have examined the Company's Amended and Restated Articles of Incorporation, its Amended and Restated Code of By-laws, applicable resolutions adopted by the Board of Directors of the Company and such other documents and records as we have deemed necessary for the giving of this opinion. We have also examined the Registration Statement on Form S-3, No. 333-67077 (the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of registering the shares of Common Stock for sale. Based on our examination, we are of the opinion that:

     (1) The Company has been duly formed and is validly existing as a corporation under the laws of the State of Indiana with full power and authority to conduct the business in which it is engaged as described in the Registration Statement.

     (2) All necessary action has been taken by the Company's Board of Directors to authorize the registration of the Common stock and no action by the Company's shareholders is required.

     (3) The Common Stock will be validly issued, fully paid and non-assessable when (i) the Registration Statement has become effective; and (ii) the shares of
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HENDERSON, DAILY, WITHROW & DEVOE


     Central Newspapers, Inc.
     200 East Van Buren Street
     Phoenix, Arizona  85004
     November 16, 1998
     Page 2 of 2 pages


               Common Stock have been sold and paid for as provided in the Registration Statement.

          We hereby consent to the use of our name under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement and further consent to the filing of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,


                                           [HENDERSON, DAILY, WITHROW & DEVOE]


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